                                                                   EXHIBIT 10.14




                                  WORLDCOM/MFS

                           EMPLOYEE STOCK BONUS PLAN





                      ORIGINALLY EFFECTIVE JANUARY 2, 1995

                   AS AMENDED AND RESTATED DECEMBER 31, 1996

                               TABLE OF CONTENTS


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ARTICLE I     DEFINITIONS AND CONSTRUCTION  . . . . . . . . . . . . . . . .    1
       1.1    Definitions   . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2    Word Usage  . . . . . . . . . . . . . . . . . . . . . . . . .    6
       1.3    Calculation of Time   . . . . . . . . . . . . . . . . . . . .    6
       1.4    Construction  . . . . . . . . . . . . . . . . . . . . . . . .    6
       1.5    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE II    ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . .    6
       2.1    Powers and Responsibilities of the Company  . . . . . . . . .    6
       2.2    Designation of Administrative Authority   . . . . . . . . . .    6
       2.3    Allocation Delegation of Responsibilities   . . . . . . . . .    7
       2.4    Powers and Duties of the Administrator  . . . . . . . . . . .    7
       2.5    Records and Reports   . . . . . . . . . . . . . . . . . . . .    7
       2.6    Appointment of Advisers   . . . . . . . . . . . . . . . . . .    7
       2.7    Information from Employer   . . . . . . . . . . . . . . . . .    7
       2.8    Payment of Expenses   . . . . . . . . . . . . . . . . . . . .    8
       2.9    Majority Actions  . . . . . . . . . . . . . . . . . . . . . .    8
       2.10   Claims Procedure  . . . . . . . . . . . . . . . . . . . . . .    8
       2.11   Claims Review Procedure   . . . . . . . . . . . . . . . . . .    8

ARTICLE III   PARTICIPATION   . . . . . . . . . . . . . . . . . . . . . . .    8
       3.1    Conditions for Eligibility  . . . . . . . . . . . . . . . . .    8
       3.2    Effective Date of Participation   . . . . . . . . . . . . . .    9
       3.3    Determination of Eligibility  . . . . . . . . . . . . . . . .    9
       3.4    Termination of Eligibility  . . . . . . . . . . . . . . . . .    9
       3.5    Omission of Employees   . . . . . . . . . . . . . . . . . . .    9
       3.6    Inclusion of Ineligible Employee  . . . . . . . . . . . . . .   10
       3.7    Uniformed Services Employment and Reemployment Rights Act
              of 1994   . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE IV    CONTRIBUTION AND ALLOCATION   . . . . . . . . . . . . . . . .   10
       4.1    Employer's Contributions  . . . . . . . . . . . . . . . . . .   10
       4.2    Time of Payment of Employer's Contribution  . . . . . . . . .   10
       4.3    Allocation of Contribution  . . . . . . . . . . . . . . . . .   10
       4.4    Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . .   11
       4.5    Limitation on Annual Additions  . . . . . . . . . . . . . . .   11
       4.6    Order of Reduction  . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE V     INVESTMENTS; VALUATIONS   . . . . . . . . . . . . . . . . . .   12
       5.1    Investment of Participant Accounts  . . . . . . . . . . . . .   12
       5.2    Valuation of the Trust Fund   . . . . . . . . . . . . . . . .   13

ARTICLE VI    VESTING   . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       6.1    Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       6.2    Definitions   . . . . . . . . . . . . . . . . . . . . . . . .   13
       6.3    Change in Vesting Schedule  . . . . . . . . . . . . . . . . .   13

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ARTICLE VII   DETERMINATION AND DISTRIBUTION OF BENEFITS  . . . . . . . . .   14
       7.1    Distributions Upon Termination of Employment or Disability  .   14
       7.2    Determination of Benefits Upon Death  . . . . . . . . . . . .   14
       7.3    Minimum Required Distributions  . . . . . . . . . . . . . . .   15
       7.4    Time of Distribution  . . . . . . . . . . . . . . . . . . . .   16
       7.5    Distribution for Minor Beneficiary  . . . . . . . . . . . . .   16
       7.6    Location of Participant or Beneficiary Unknown  . . . . . . .   16
       7.7    Advance Distribution for Hardship   . . . . . . . . . . . . .   16
       7.8    Qualified Domestic Relations Order Distribution   . . . . . .   17
       7.9    Direct Rollover   . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VIII  AMENDMENT, TERMINATION AND MERGERS  . . . . . . . . . . . . .   18
       8.1    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . .   18
       8.2    Termination   . . . . . . . . . . . . . . . . . . . . . . . .   18
       8.3    Merger or Consolidation   . . . . . . . . . . . . . . . . . .   19

ARTICLE IX    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . .   19
       9.1    Participant's Rights  . . . . . . . . . . . . . . . . . . . .   19
       9.2    Alienation  . . . . . . . . . . . . . . . . . . . . . . . . .   19
       9.3    Construction of Plan  . . . . . . . . . . . . . . . . . . . .   19
       9.4    Legal Action  . . . . . . . . . . . . . . . . . . . . . . . .   19
       9.5    Prohibition Against Diversion of Funds  . . . . . . . . . . .   19
       9.6    Bonding   . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       9.7    Receipt and Release for Payments  . . . . . . . . . . . . . .   20
       9.8    Action By the Employer  . . . . . . . . . . . . . . . . . . .   20
       9.9    Named Fiduciaries and Allocation of Responsibility  . . . . .   20
       9.10   Approval By Internal Revenue Service  . . . . . . . . . . . .   21
       9.11   Uniformity  . . . . . . . . . . . . . . . . . . . . . . . . .   21
       9.12   Voting and Tender Rights  . . . . . . . . . . . . . . . . . .   21
       9.13   Put Option  . . . . . . . . . . . . . . . . . . . . . . . . .   21
       9.14   Exercise of Put Option  . . . . . . . . . . . . . . . . . . .   22
       9.15   Changes to Company Stock  . . . . . . . . . . . . . . . . . .   22

ARTICLE X     PARTICIPATING EMPLOYERS   . . . . . . . . . . . . . . . . . .   22
       10.1   Employee Transfer   . . . . . . . . . . . . . . . . . . . . .   22
       10.2   Participating Employer's Contribution   . . . . . . . . . . .   22
       10.3   Amendment   . . . . . . . . . . . . . . . . . . . . . . . . .   22
       10.4   Discontinuance of Participation   . . . . . . . . . . . . . .   22
       10.5   Administrator's Authority   . . . . . . . . . . . . . . . . .   23

ARTICLE XI    TOP HEAVY PLANS   . . . . . . . . . . . . . . . . . . . . . .   23
       11.1   Definitions   . . . . . . . . . . . . . . . . . . . . . . . .   23
       11.2   Minimum Contributions   . . . . . . . . . . . . . . . . . . .   25
       11.3   Coordination With Other Plans   . . . . . . . . . . . . . . .   25
       11.4   Maximum Benefits  . . . . . . . . . . . . . . . . . . . . . .   25
       11.5   Aggregation of Affiliated Employers   . . . . . . . . . . . .   25

                               WORLDCOM/MFS INC.
                           EMPLOYEE STOCK BONUS PLAN

                 (AMENDED AND RESTATED AS OF DECEMBER 31, 1996)



                        INTRODUCTION AND HISTORY OF PLAN

       Effective December 31, 1996, MFS Communications Company, Inc. ("MFS") merged with and into WorldCom, Inc. ("WorldCom") pursuant to a Merger Agreement. As a result of the merger, WorldCom assumed sponsorship of the Plan, and the Plan was amended and restated to redesignate the Plan as sponsored by WorldCom effective December 31, 1996. Under the terms of the Merger Agreement, stock of WorldCom outstanding under the Plan before December 31, 1996 was substituted for stock of MFS, as adjusted for the merger exchange ratio of 2.1 shares of stock of WorldCom for each outstanding share of MFS stock. Except as adjusted for this exchange ratio, all rights of Participants under the Plan before December 31, 1996 are preserved hereunder. The amended and restated Plan is intended to change the Plan as required as a result of the merger but is not otherwise intended to effect substantive amendments to the Plan beyond those required by the merger or to significantly change coverage under the Plan.

       THE ESTABLISHMENT AND ADOPTION OF THE MFS COMMUNICATIONS EMPLOYEE STOCK BONUS PLAN (the "Plan"), was effective January 2, 1995, by MFS Communications, Inc., a Delaware Corporation (the "MFS"). This amendment and restatement is effective December 31, 1996 and the Plan is now known as the WorldCom/MFS Employee Stock Bonus Plan.


                              W I T N E S S E T H:

       WHEREAS, the Board of Directors of the MFS determined that it was desirable to adopt a stock bonus plan for the benefit of certain eligible employees of MFS.

       NOW, THEREFORE, effective January 2, 1995, MFS established and adopted the Plan for the benefit of certain eligible employees of MFS, and the Plan now reads in its entirety as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

       1.1 DEFINITIONS. The following words and phrases shall have the meanings set forth below, unless the context clearly indicates otherwise:

       "Act" means the Employee Retirement Income Security Act of 1974, as amended.

       "Account" means, with respect to each Participant, the individual account maintained on behalf of such Participant, to which shall be allocated, in accordance with the provisions of Section 4.3, a portion of the Employer Contribution made with respect to any one or more Plan Years.

       "Administrator" means the Employee Stock Bonus Plan Committee appointed by the Board to administer the Plan on behalf of the Company.

       "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b of the Code)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code.

       "Anniversary Date" means December 31st; provided, however, if the Anniversary Date would otherwise fall on a Saturday, Sunday, holiday or other non-business day, the Anniversary Date shall be the first business day preceding December 31st.

       "Beneficiary" means, with respect to any deceased Participant, the person, determined pursuant to the provisions of Section 7.2, to whom all or a portion of such deceased Participant's total Vested Account is payable.

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended. All references to a provision of the Code shall include a reference to any successor provision.

       "Company" means WorldCom, Inc., a Georgia Corporation, or any successor thereto.

       "Compensation" means, with respect to any Participant and for any Plan Year, the sum of: such Participant's base gross salary for the calendar year
that ends with or within such Plan Year,   performance-based bonuses or
commissions, overtime, shift premiums and cost-of living adjustments actually paid to such Participant by the Employer for the calendar year that ends with or within such Plan Year; and any amounts which are contributed by the Employee pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Sections 125, 402(e)(3), 402(h)(1)(B), and employee contributions described in Section 414(h)(2) of the Code that are treated as Employer Contributions.

       For the Plan Year in which a person first becomes a Participant, Compensation shall include amounts otherwise so paid or contributed, as the case may be, for the calendar year that ends with or within such Plan Year but prior to the date that such person first so becomes a Participant. With the exception of contributions described in Subsection (iii), Compensation shall exclude any amounts contributed on behalf of such Participant to this Plan or to any other employee benefit plan for which a deduction by the Employer is permitted under the Code.

       Notwithstanding the foregoing, Compensation shall be deemed not to exceed $150,000, subject to any adjustment to reflect increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code and, with respect to Plan Years beginning prior to January 1, 1997, after applying the family aggregation rules of Section 414(q)(6) of the Code in accordance with Section 401(a)(17)(A) of the Code.

       "Effective Date" means January 2, 1995.

       "Employee" means any person who is employed by the Company or a Participating Employer, other than: an independent contractor, a Leased Employee,a person whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of
Section 7701(a)(46) of the Code) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless
such agreement expressly provides for coverage in this Plan, and       a person
who is a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code) and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

       "Employer" means the Company and all Participating Employers.

       "Employer Contribution" means that contribution described in Section
4.1.

       "Fair Market Value" of a share of Stock on any given day means: (i) the closing price per share of Stock on the national securities exchange on which such Stock is principally traded, on the next preceding date on which there was a sale of Stock on such exchange, or (ii) if the Stock is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices per share of Stock as reported by the National Association of Securities Dealers Inc. Automated Quotation ("NASDAQ") system on the next preceding date on which such bid and asked prices were reported, or (iii) if the Stock is not then listed on any securities exchange or prices therefore are not then quoted in the NASDAQ system, the value determined by the Board in good faith.

       "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

       "Five Percent Owner" shall mean: with respect to the Company or any Affiliated Employer which is a corporation, any person who owns, of is considered as owning, within the meaning of Section 318 of the Code, as modified by Section 416 thereof, more than five percent (5%) of the outstanding stock of the Company or the Affiliated Employer or more than five percent (5%) of the total combined voting power of all of the stock of the Company or the Affiliated Employer; or with respect to any Affiliated Employer which is not a corporation, any person who owns, or is considered as owning, within the meaning of Section 416 of the Code, more than five percent (5%) of the capital or profits interest in the Affiliated Employer

       "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

       "Highly Compensated Employee" means an Employee described in Section 414(q) of the Code and the Regulations.

       "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

       Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

       For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

       An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

       "Hourly Employee" means any individual employed by the Employer, who is paid other than on a regular salaried basis.

       "Leased Employee" means those individuals described in Section 414(n)(2) of the Code employed by the Employer, provided, however, if such individuals constitute 20% of less of such non-highly compensated workforce, then the term "Leased Employees" means only those individuals who are not covered by a plan described in Section 414(n)(5) of the Code.

       "Limitation Year" means the calendar year.

       "Normal Retirement Age" means the Participant's 62nd birthday.

       "Officer" shall mean an individual who is an executive in the regular and continued service of the Company or an Affiliated Employer.
Notwithstanding the preceding, the number of Officers shall not exceed: three
(3), if the number of Employees of the Company and its Affiliated Employer does not exceed thirty (30); ten percent (10%) of the number of Employees of the Company and its Affiliated Employer, if the number of Employees is more than thirty (30) but less than five hundred (500); and fifty (50), if the number of Employees of the Company and its Affiliated Employer is five hundred (500) or more.

       If the number of Officers exceeds the limits set forth in this Subsection (y), then the Officers having the highest annual compensation among all Officers during the applicable period shall be considered Officers for purposes of this Plan.

       "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

       "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

       A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight
(8)Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

       "Participant" means any Employee who becomes a participant in the Plan as provided in Section 3.1, and has not for any reason become ineligible to participate further in the Plan.

       "Participating Employer" means each Affiliated Employer which is a domestic corporation.

       "Plan" means the WorldCom/MFS Employee Stock Bonus Plan or any successor thereto.

       "Plan Year" means: (i) the twelve (12) month period commencing on the Effective Date and ending on January 1, 1996, (ii) the period commencing on January 2, 1996 and ending on December 31, 1996, and (iii) beginning on January 1, 1997 and thereafter, the twelve (12) month period commencing each January 1st of each year and ending the following December 31st.

       "Qualified Domestic Relations Order" shall mean a domestic relations order which meets the requirements of Section 414(p) of the Code.

       "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

       "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

       "Stock" means the common shares of the Company, par value $0.01 per share.

       "ShareWorks Program" means the program sponsored by MFS and consisting of the Plan and the MFS Communications Company, Inc. 1995 Deferred Stock Purchase Plan.

       "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

       "Termination of Employment" means, with respect to any person, the separation from employment, other than on account of death, with the Company and all Affiliated Employers.

       "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

       "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

       "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

       "Valuation Date" shall mean the last day of March, June, September and December as the case may be; provided, however, if the Valuation Date would otherwise fall on a Saturday, Sunday, holiday or other non-business day, the Valuation Date shall be the first business day preceding the last day of March, June, September or December, as the case may be.

       "Vested" means, with respect to any Participant, a nonforfeitable right, determined in accordance with the provisions of Article VI, to receive an eventual distribution of the number of shares of Stock credited to such person's Account.

       "Year of Service" means each calendar year ending with or within the Plan Year during which an Employee has at least 1000 Hours of Service. For purposes of determining whether an Employee, other than an Hourly Employee, has completed at least 1,000 Hours of Service during any completed calendar year, rather than determining the actual number of Hours of Service which such person has otherwise completed during any week, such Employee shall be credited with 45 Hours of Service for each week for which such Employee is otherwise required to be credited with at least one Hour of Service. For purposes of determining whether an Hourly

Employee has completed at least 1,000 Hours of Service during any period, such Hourly Employee shall be credited based solely on the actual number of Hours of Service which such Hourly Employee otherwise completes.

       Years of Service with any Affiliated Employer shall be recognized. Notwithstanding anything in this Plan to the contrary, Years of Service that ended prior to the Effective Date shall be disregarded in determining whether a Participant is Vested in the shares of Stock credited to his Account.

       1.2 WORD USAGE. Except where otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa. The words "hereof," "herein", "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Articles and Sections shall mean and refer to Articles and Sections contained in this Plan, unless otherwise indicated.

       1.3 CALCULATION OF TIME. Except with respect to any acts in respect of the Anniversary Date or any Valuation Date, in determining time periods within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

       1.4 CONSTRUCTION. It is the intention of the Company that the Plan be a profit sharing plan for purposes of Section 401(a)(27) of the Codes and a stock bonus plan meeting the requirements of Section 401(a)(23) of the Code, which qualifies and is exempt from Federal income taxation under the provisions of Sections 401(a) and 501(a) of the Code and satisfies the applicable provisions of ERISA, and all provisions of this Plan shall be construed and interpreted in light of that intention.

       1.5 HEADINGS. The titles and headings of Articles and Sections are intended for convenience of reference only and are not to be considered in construction of the provisions hereof.

                                   ARTICLE II

                                 ADMINISTRATION

       2.1    POWERS AND RESPONSIBILITIES OF THE COMPANY.

              (a) The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

              (b) The Company shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Company or by a qualified person specifically designated by the Company, through day-to-day conduct and evaluation, or through other appropriate ways.

       2.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY.

              The Company shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

              The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

       2.3    ALLOCATION DELEGATION OF RESPONSIBILITIES.

              If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

       2.4    POWERS AND DUTIES OF THE ADMINISTRATOR.

              The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

              The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following: a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan; (ii) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder; (iii) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;
(iv) to maintain all necessary records for the administration of the Plan; (v) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof; and (vi) to assist any Participant regarding his rights, benefits or elections available under the Plan.

       2.5 RECORDS AND REPORTS. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

       2.6 APPOINTMENT OF ADVISERS. The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

       2.7 INFORMATION FROM EMPLOYER. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The

Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

       2.8 PAYMENT OF EXPENSES. All expenses of administration may be paid out of the Trust Fund unless paid by the Company. Such expenses shall include any expense incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred.

       2.9 MAJORITY ACTIONS. Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one more of them to sign all papers on their behalf.

       2.10 CLAIMS PROCEDURE. Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

       2.11 CLAIMS REVIEW PROCEDURE. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next 60 days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE III

                                 PARTICIPATION

       3.1    CONDITIONS FOR ELIGIBILITY.

              (a) A person who is otherwise an Employee shall become a Participant on such date as is determined pursuant to this Section 3.1. For purposes of this Section 3.1, a "Target Option Recipient" shall mean each person who (i) was first hired by the Company or an Affiliated Employer on or before September 1, 1995 and (ii) had target options remaining to be granted on September 1, 1995 under the MFS Communications Company, Inc. 1993 Stock Plan.

              (b) Each Employee who is a Target Option Recipient and who did not elect to waive participation in the ShareWorks program no later than
September 8, 1995 shall become a Participant on the later of:   (i) January 2,
1995, or (ii) the date on which such person attains age 21; provided that such person remains an Employee on that date.

              Each Employee who is a Target Option Recipient and who elected to waive participation in the ShareWorks program by September 8, 1995 shall become a Participant on the later of: (i) six months following the date of the last grant of stock options to such person under the MFS Communications Company, Inc. 1993 Stock Plan, or (ii) the date on which such person attains age 21; provided, that such person remains an Employee on such operative date.

              Notwithstanding the foregoing sentence, a Target Option Recipient who has otherwise attained age 21 shall become a Participant as of such earlier date, if any, as is determined by the Administrator.

              (c) Each Employee who is not a Target Option Recipient (regardless of such person's initial hire date) shall become a Participant on the later of: (i) such person's initial date of employment with an Employer,
(ii) the date on which such person attains age 21, provided that such person remains an Employee on such date, or (iii) January 2, 1995, provided such person remains an Employee on such date.

       3.2 EFFECTIVE DATE OF PARTICIPATION. An Eligible Employee shall become a Participant effective as of the date on which such Employee met the requirements of Sections 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

              In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age requirement and would have otherwise previously become a participant.

       3.3 DETERMINATION OF ELIGIBILITY. The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.11.

       3.4    TERMINATION OF ELIGIBILITY.

              (a) In the event a Participant shall go from a classification of a an eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

              (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

       3.5 OMISSION OF EMPLOYEES. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

       3.6 INCLUSION OF INELIGIBLE EMPLOYEE. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

       3.7 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV

                          CONTRIBUTION AND ALLOCATION

       4.1    EMPLOYER'S CONTRIBUTIONS.

              (a) For each Plan Year beginning on or after the Effective Date, the Employer shall contribute such amounts, if any, to the Plan as shall be determined by the Board in its sole discretion. Such contribution for any such Plan Year may be in: (i) shares of Stock, (ii) cash, or a combination of the two, as shall similarly be determined by the Board in its sole discretion.

              (b) To the extent such contribution for any Plan Year is made in cash, the cash portion of such contribution shall be used by the Trustee, as soon as practicable following receipt by the Trustee, to purchase shares of Stock.

              (c) Notwithstanding the foregoing, the Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code.

       4.2 TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION. The Employer Contribution for any Plan Year shall be made not later than the last date prescribed by law, including extensions of time, for the filing of the Company's Federal corporate income tax return for such Plan Year.

       4.3    ALLOCATION OF CONTRIBUTION.

              (a) A person shall be eligible to have a portion of the Employer Contribution for any given Plan Year allocated to such person's
Account under the Plan only if such person: (i)   is a Participant on December
31st of such Plan Year; (ii) is an Employee on December 31st of such Plan Year; and (iii) is credited with at least 1,000 Hours of Service during the calendar year that ends with or within such Plan Year; provided, however, for the Plan Year ending December 31, 1996, a Participant need only complete 997 Hours of Service in order to receive an allocation.

              (b) The portion of the total Employer Contribution for any Plan Year allocated to the Account of each such person described in the foregoing clause (a) for such Plan Year (for purposes of this Section 4.3, "an Eligible Participant") shall be determined by multiplying the total Employer Contribution for such Plan Year by a fraction, where (A) the numerator of such fraction is such Eligible Participant's Compensation for the calendar year ending with or within such Plan Year and (B) the denominator of such fraction is the total Compensation for the calendar year ending with or within such Plan Year of all persons who are Eligible Participants for such Plan Year.

              (c) The foregoing allocation of the Employer Contribution for any Plan Year shall not be done until after any shares of Stock have first been purchased with such cash, pursuant to Section 4.1(b).

       4.4 FORFEITURES. If a Participant terminates his employment before his Account is vested, the Participant's Account shall be forfeited as of the last day of the Plan Year during which his termination of employment occurred, and shall be used to reduce any Employer contributions made pursuant to Section
4.1. If such a Participant again becomes a Participant in the Plan before he incurs five (5) consecutive Breaks in Service, the Employer shall make an additional contribution to the Plan on his behalf, which is equal to the dollar amount of his Account which was forfeited. Such additional contribution shall be allocated to the Participant's Account and his vested right to his Account shall thereafter be determined in accordance with Section 6.1.

       4.5    LIMITATION ON ANNUAL ADDITIONS.

              (a) General. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Accounts for any Limitation Year may not exceed an amount equal to the lesser of: (i) $30,000; or (ii) Twenty-five percent (25%) of the Participant's compensation for the Limitation Year.

              (b) Coordination with Defined Benefit Plan. In the event that an Employee is a participant in both a defined benefit plan (whether or not terminated) and a defined contribution plan maintained by the Employer (or a Related Employer), the sum of the Defined Benefit Plan Fraction plus the Defined Contribution Plan Fraction may not exceed 1.0 with respect to any Plan Year beginning prior to January 1, 2000.

              (c) Defined Benefit Plan Fraction Defined. For purposes of this Section 4.5, the term "Defined Benefit Plan Fraction" shall mean, for any Limitation Year, a fraction: (i) the numerator of which is the Participant's projected annual benefit under such defined benefit pension plan maintained by the Employer or any Related Employer (determined as of the close of such year); and (ii) the denominator of which is the lesser o (A) the product of 1.25 times $90,000, as adjusted in accordance with Section 415(d) of the Code; or (B) the product of 1.4 times 100% of the Participant's average compensation for the three (3) consecutive years of participation in such defined benefit pension plan during which he received the greatest aggregate compensation from the Employer.

              (d) Defined Contribution Plan Fraction - Defined. For purposes of this Section 4.5, the term "Defined Contribution Plan Fraction" shall mean, for any Limitation Year, a fraction: (i) the numerator of which is the sum of the Annual Additions credited to the Participant's Account under this Plan and all other defined contribution plans maintained by the Employer or any Related Employer in such Limitation Year and for all prior Limitation Years; and (ii)the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year: (A) the product of 1.25 times the dollar limitation as was in effect under Section 415(c)(1)(A) of the Code and the Regulations, for years before this Plan was in effect, or (B) the product of 1.4 times 25% of the Participant's compensation for such year.

              (e) Annual Additions Defined. For purposes of this Section 4.5, the term "Annual Addition" shall mean, for each Limitation Year the sum of: (i) the portion of the contribution made by the Employer (or a Related Employer) for such Limitation Year under this Plan and any other defined contribution plan maintained by the Employer or Related Employer; plus (ii) the amount of any forfeitures, if any, allocated to the Participant's Account for such Limitation Year under this Plan or any other such defined contribution plans maintained by the Employer or Related Employer; plus (iii) the amount, if any, of the Participant's after-tax contributions made under any defined contribution plan maintained by the Employer or a Related Employer for such Limitation Year; plus (iv) amounts described in Sections 415(1)(1) and 419(d)(2) of the Code.

              (f) Compensation - Defined. For purposes of this Section 4.5, the term "compensation" shall mean a Participant's wages, salary, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or a Related Employer (including, but not limited to, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses); provided, however, that the term "compensation" shall not include contributions made by the Employer or a Related Employer to this or any other plan of deferred compensation, to the extent that, before the application of the limitations of Section 415 of the Code, such contributions are not includible in the gross income of the Participant for the taxable year in which contributed, nor contributions made by the Employer or a Related

Employer to a Simplified Employee Pension described in Section 408(k) of the Code, to the extent such contributions are deductible by the Participant under
Section 219 of the Code, nor any amounts realized on the exercise of non-qualified or incentive stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, nor any amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option, nor any amounts which receive special tax benefits, such as premiums for group term life insurance, to the extent not includible in the gross income of the Participant for Federal income tax purposes.

              (g) Other Plans. For purposes of applying the limitations of this Section 4.5, all defined benefit plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined benefit plan, and all defined contribution plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined contribution plan. Any contributions made by the Employee to any defined benefit plan maintained by the Employer or Related Employer shall be deemed to be made under a separate defined contribution plan.

              (h) Related Employer - Defined. For purposes of this Section 4.5, the term "Related Employer" shall mean any other corporation that is, along with the Company, a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) thereof) or any other trade or business (whether or not incorporated) which, along with the Company, is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) thereof) or any other Employer which is a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code or in the Regulations under Section 414(o) of the Code) of which the Company is a member.

       4.6 ORDER OF REDUCTION. After reducing the annual additions to a Participant's account in any other defined contribution plan maintained by the Company or an Affiliated Employer, if the amounts which would otherwise be allocated to a Participant's Account must be reduced by reason of the limitations of Section 4.5, such reduction shall be made in the following order of priority, but only to the extent necessary:

              (a) Participating Employer contributions allocable to such Account in respect of such Limitation Year and Shares allocable in proportion thereto (without regard to Section 4.5) shall be allocated to the Accounts of other eligible Participants at the end of the current Limitation Year in the manner provided under Section 4.3, and, to the extent such allocation cannot be made under Section 4.5, then, to the extent permitted by the Regulations, reallocated at the end of the succeeding Limitation Years in such manner and as provided in Section 4.6(b).

              (b) Any amount to be allocated under Section 4.6(a) at the end of a succeeding Limitation Year shall be allocated to a suspense account until such time as any amount in the suspense account can be allocated to Participants' Accounts without having to be reallocated under Section 4.6(a); provided that, to the extent required by the Regulations, no contribution shall be made in such a succeeding Limitation Year which would restrict such reallocation.

Participants are neither permitted nor required to contribute any amounts to the Plan.

                                   ARTICLE V

                            INVESTMENTS; VALUATIONS

       5.1 INVESTMENT OF PARTICIPANT ACCOUNTS. The Account under the Plan of each Participant shall be invested exclusively in shares of Stock, and cash in lieu of any fractional shares. All cash dividends on shares of Stock credited to a Participant's Account shall be used by the Trustee, as soon as practicable, to purchase (on the open market) additional shares of Stock to be credited exclusively to such Participant's Account. The number of shares of Stock credited to any Participant's Account shall be appropriately adjusted by the Trustee to reflect any Stock splits, dividends paid in the form of additional shares of Stock and similar transactions.

       5.2 VALUATION OF THE TRUST FUND. The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, to determine the net worth of the assets comprising the Trust Fund as it exists on such date. In determining such net worth, the Trustee shall determine the Fair Market Value of the shares of Stock comprising the Trust Fund as of such date.

                                   ARTICLE VI

                                    VESTING

       6.1 VESTING. Participant shall be 100% Vested in the number of Shares of Stock credited to such person's Account: (i) after three (3) Years of Service; provided, however, that those Years of Service that ended prior to the Effective Date shall be disregarded for this purpose; (ii) upon the Participant's death prior to Termination of Employment; (iii) upon the Participant's Total and Permanent Disability; (iv) upon the Participant's attainment of Normal Retirement Age prior to Termination of Employment; (v) upon the Participant's actual involuntary Termination of Employment, without cause, after a "Change of Control" (as defined in Section 6.2);(vi) upon the Participant's "Constructive Involuntary Termination of Employment" (as defined in Section 6.2) after a "Change of Control"; or (vii) upon the Participant's meeting the "Rule of 62" prior to Termination of Employment. A Participant meets the Rule of 62 if (A) such person is at least age 55 and (B) the sum of such person's age and Years of Service (provided, however, that Years of Service that ended prior to the Effective Date shall be disregarded for this purpose) equal at least 62.

              Prior to the occurrence of one of the aforementioned events, a Participant shall be 0% Vested in the number of Shares credited to such person's Account.

       6.2 DEFINITIONS. The following terms shall, solely for purposes of this Article VI, have following meanings:

              (a)    "Change of Control" means, with respect to the Company,
(i) the acquisition by any person, entity or "group," within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its affiliates, or any employee benefit plan of the Company or any of its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (x) the then outstanding shares of Stock or (y) the combined voting power of the Company's then outstanding voting securities, (ii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation, do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

              (b) "Constructive Involuntary Termination of Employment" means, with respect to any Participant, such person's voluntary Termination of Employment within 90 days following (A) a material reduction in such person's compensation (including applicable fringe benefits), without such person's consent; (B) such person's demotion or the diminution in such person's position, authority, duties or responsibilities, without cause and without such person's consent; or (C) the relocation of such person's principal place of employment, without such person's consent.

       6.3 CHANGE IN VESTING SCHEDULE. The computation of a Participant's Vested interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule otherwise set forth under Section 6.1, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption
date of the amendment and shall end 60 days after the latest of: (i)   the
adoption date of the amendment,

(ii) the effective date of the amendment, or (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                                  ARTICLE VII

                   DETERMINATION AND DISTRIBUTION OF BENEFITS

       7.1    DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT OR DISABILITY.

              (a) If, upon a Participant's Termination of Employment, such person is Vested in his Account under the Plan, the Trustee shall distribute the value of such Participant's Account in accordance with the provisions of this Section 7.1. If, upon a Participant's Termination of Employment, such person is not Vested in his Account under the Plan, he shall not be entitled to receive any distribution from his Account under the Plan, and the value of such Account shall be forfeited in accordance with the provisions of Section 4.4.

              (b) In the event of a Participant's Total and Permanent Disability prior to his Termination of Employment, (i) all amounts credited to such Participant's Account shall become fully Vested; and (ii) the Trustee shall distribute the value of such Participant's Account in accordance with the provisions of this Section 7.1.

              (c) If, as of the date of the event described in whichever of the foregoing subsections shall apply, the value of the Participant's Vested Account does not exceed $3,500, and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the Trustee to distribute such benefit, without such Participant's consent, as soon as practicable following the occurrence of such event.

              (d) If, as of the date of the event described in whichever of the foregoing subsections (a) or (b) shall apply, the value of the Participant's Vested Account exceeds $3,500, or exceeded $3,500 at the time of any prior distribution, the distribution from such Participant's Account may not, except as provided in the following sentence, be paid without such Participant's written consent. Subject to Section 7.3, unless the Participant elects otherwise, the distribution of his Account shall commence no later than one year after the close of the Plan Year: (i) in which the Participant separates from service by reason of attainment of Normal Retirement Age, the occurrence of such Total and Permanent Disability or death, or (ii) which is the fifth anniversary following the close of the Plan Year in which the Participant otherwise separates from service, except that this clause shall not apply if the Participant is reemployed by the Employer before such date.

              (e) Subject to Section 7.3, and unless the Participant elects otherwise to receive his distribution in the form of a single lump sum, distribution of a Participant's Vested Account balance shall be made in substantially equal periodic payments (not less frequently than annually under rules adopted by the Administrator and uniformly applicable to all Participants) over a period equal to the greater of (a) five years, or (b) in the case of a Participant with an Account which has a value in excess of $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code) on the Valuation Date coincident with or immediately preceding the date distributions are scheduled to commence, five years plus one additional year (but not more than five additional years) for each $100,000 (as adjusted pursuant to Section 409(o)(2) of the Code) or fraction thereof by which the value of such Account exceeds $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code).

              (f) All distributions pursuant to this Section 7.1 shall consist entirely of the number of whole shares of Stock credited to such Participant's Account as of the business day as of which such distribution is processed, together with cash in lieu of fractional shares.

       7.2    DETERMINATION OF BENEFITS UPON DEATH.


              (a) Upon the death of a Participant before his Termination of Employment, all amounts credited to such Participant's Account shall become fully Vested. The Administrator shall direct the Trustee to distribute the value (as of the business day as of which such distribution is processed) of the deceased Participant's Account to the Participant's Beneficiary as soon as practicable after the date of the Participant's death, but in all events no later than December 31st of the Plan Year following the Plan Year in which the Participant dies.

              (b) Upon the death of a Former Participant after such person's Termination of Employment, if (i) such Former Participant was otherwise Vested in the value of his Account; and (ii) had not otherwise received a distribution following his Termination of Employment, the Administrator shall direct the Trustee to distribute the value (as of the business day as of which such distribution is processed) of the deceased Former Participant's Account to the Former Participant's Beneficiary in accordance with the provisions of Section 7.1, as soon as practicable after the date of the Former Participant's death, but in all events no later than December 31st of the Plan Year following the Plan Year in which the Former Participant dies.

              (c) Any distribution pursuant to either subsection (a) or subsection (b) of this Section 7.2 shall consist entirely of the number of whole shares of Stock credited to such Participant's Account as of the business day as of which such distribution is processed, together with cash in lieu of fractional shares.

              (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

              (e) If a Participant or a Former Participant has a spouse, his spouse shall be his Beneficiary of the distribution provided under Section 7.2 unless the Participant or Former Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary) and the spouse consents to such designation. If the Participant or Former Participant does not have a spouse, or if the spouse consents, the Participant or Former Participant shall have the right to designate any person (including, but not limited to individuals, trusts or his estate) as Beneficiary, to receive the amount, if any, payable pursuant to this Plan upon his death and may from time to time change any such designation in accordance with procedures established by the Trustees. Each such designation shall be in a written instrument filed with the Administrator, and shall be in such form as may be required by the Administrator. In the event that a Participant or Former Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary), such Beneficiary designation shall not be effective unless (i) the spouse consents to such Beneficiary designation in writing, on a form acceptable to the Administrator, and such consent is witnessed by a Plan representative or a notary public or (ii) the Participant or Former Participant provides the Administrator with sufficient evidence to show that the Participant or Former Participant is not married or that his spouse cannot be located. The Trustees shall decide which Beneficiary, if any, shall have been validly designated. If no Beneficiary has been validly designated or if the designated Beneficiary predeceases the Participant or Former Participant, then the amount payable upon a Participant's death, if any, shall be paid to the Participant's or Former Participant's estate.

       7.3    MINIMUM REQUIRED DISTRIBUTIONS.

              (a) Notwithstanding any provision of this Plan to the contrary, (i) with respect to Plan Years commencing prior to January 1, 1997, the payment of benefits to each Participant or Former Participant shall commence no later than the April 1st following the taxable year in which the Participant attains age 70-1/2; and (ii) with respect to Plan Years commencing on or after January 1, 1997, the payment of benefit to each Participant or Former Participant shall commence no later than the April 1 following the later of the taxable year in which the Participant attains age 70-1/2 or the taxable year in which the Participant retires; provided, however, with respect to Plan Years commencing on or after January 1, 1997, the payment of benefits to a Participant or Former Participant who is a Five Percent Owner in any Plan Years ending with the year in which he attained age 70-1/2 must commence no later than the April 1st following the taxable year in which the Participant attains age 70-1/2. Payment of such benefit shall be made on or before such required date as provided in Section 7.1(e), but in no event to exceed a period that is equal to the Participant's life expectancy. Any distribution that is made pursuant to this

Section 7.3 shall satisfy the requirements of Regulation Section 1.401(a)(9)-2, which is incorporated herein by reference.

              (b) The payment of benefits hereunder to a Participant or Former Participant shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs:(i) the attainment by him of the Normal Retirement Age;(ii) the tenth
(10th) anniversary of the year in which the Participant began to participate in the Plan; or (iii) the termination of the Participant's service with the Company.

       7.4 TIME OF DISTRIBUTION. To the extent that Participant consent is otherwise required for any distribution pursuant to Section 7.1 or Section 7.7, such distribution may be made less than 30 days after the notice required under
Section 1.411(a)-11(c)(2)(ii) of the Regulations is given only if (i) the Administrator clearly informs the Participant that the Participant has a right to consider, for such 30 day period, the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects to waive such 30 day waiting period.

       7.5 DISTRIBUTION FOR MINOR BENEFICIARY. In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

       7.6 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that the distribution payable to a Participant or his Beneficiary hereunder shall, at the Participant's attainment of his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

       7.7    ADVANCE DISTRIBUTION FOR HARDSHIP.

              (a) The Administrator, at the election of a Participant, other than a Terminated Participant, shall direct the Trustee to distribute to any Participant up to the lesser of 100% of his Participant's Vested Account valued as of the date as of which such distribution is processed or such number of shares of Stock (and cash in lieu of fractional shares) with a Fair Market Value equal to the amount of the immediate and heavy financial need of the Participant. The number of shares of Stock credited to the Account of a Participant who has received a hardship withdrawal under this Section 7.7 shall be reduced accordingly. Each distribution pursuant to this Section shall be in a lump-sum only, consisting entirely of shares of Stock, with cash in lieu of fractional shares. A need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred. A withdrawal under this Section shall be authorized only if, based on all relevant facts and circumstances, including Federal, state and local taxes and penalties, the distribution is on account of:

                     (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse, or any of his dependents (as defined in Section 152 of the Code)or necessary for these persons to obtain medical care;

                     (ii) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                     (iii) Funeral expenses for a member of the Participant's family;

                     (iv) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                     (v) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

              (b) No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

                     (i) Through reimbursement or compensation by insurance or otherwise;

                     (ii) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of the need;

                     (iii) By cessation of elective deferrals under the MFS 401(k) Plan; or

                     (iv) By other distributions or loans from the Plan or any other qualified and nonqualified plans of deferred compensation, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

              (c) Notwithstanding the above, distributions from the Participant's Vested Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Vested Account, reduced by the amount of any previous distributions pursuant to this Section.

       7.8 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a Qualified Domestic Relations Order. Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," and "earliest retirement age" shall have the meaning set forth under Section 414(p) of the Code.

       7.9    DIRECT ROLLOVER.

              (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

              (b) For purposes of this Section the following definitions shall apply:

                     (i) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     (ii) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                     (iii) A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the spouse or former spouse.

                     (iv) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE VIII

                       AMENDMENT, TERMINATION AND MERGERS

       8.1    AMENDMENT.

              (a) The Company shall have the right at any time to amend the Plan, subject to the limitations of this Section. Any such amendment shall be adopted by formal action of the Board and executed by an officer authorized to act on behalf of the Company. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

              (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

              (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Section 411(d)(6)(A) of the Code, early retirement benefits and retirement-type subsidies, and optional forms of benefit.

              (d) Notwithstanding anything in this section 8.1 to the contrary, the provisions of the Plan relating to the allocation of contributions made by the Employer pursuant to section 4.1 shall not be amended more than once every six months, other than to comport with changes in the Code, the Act or the rules thereunder.

       8.2    TERMINATION.

              (a) The Company shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

              (b) Upon the full termination of the Plan, the Company shall direct the distribution of the assets of the Trust Fund to Participants as provided in Section 7.1. Distributions to a Participant pursuant to this Section shall be made in shares of Stock. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

       8.3 MERGER OR CONSOLIDATION. The Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

                                   ARTICLE IX

                                 MISCELLANEOUS

       9.1 PARTICIPANT'S RIGHTS. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

       9.2 ALIENATION. Subject to the exceptions below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. This provision shall not apply to a Qualified Domestic Relations Order and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Act. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

       9.3 CONSTRUCTION OF PLAN. This Plan shall be construed and enforced according to the Act and the laws of the State of Nebraska, other than its laws respecting choice of law, to the extent not preempted by the Act.

       9.4 LEGAL ACTION. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

       9.5    PROHIBITION AGAINST DIVERSION OF FUNDS.

              (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

              (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

       9.6 BONDING. Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

       9.7 RECEIPT AND RELEASE FOR PAYMENTS. Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

       9.8 ACTION BY THE EMPLOYER. Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

       9.9 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY. The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

       9.10   APPROVAL BY INTERNAL REVENUE SERVICE.

              (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Section 401 of the Code. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

              (b) Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

       9.11 UNIFORMITY. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

       9.12 VOTING AND TENDER RIGHTS. All voting, tender and other similar rights with respect to the Stock allocated to the Participant's Accounts shall be exercised exclusively by the Administrator.

       9.13 PUT OPTION. If at the time of distribution, Stock distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Regulations, such Stock shall be subject to a put option in the hands of a Qualified Holder (as defined in Section 9.13(a) by which such Qualified Holder may sell all or any part of the Stock distributed to him by the Trust to the Company; provided, however, that the Company may in its discretion grant the Trust an option to assume the Company's rights and obligations pursuant to this Section 9.13 with respect to any distributed Stock. Should the Company grant the Trust such an option with respect to any distributed Stock but the Trust declines to purchase all or any part of such Stock, the Company shall purchase those Stock that the Trust declines to purchase. The put option shall be subject to the following conditions:

              (a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such Stock, any other party to whom the Stock are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Section 408 of the Code) to which all or any portion of the distributed Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

              (b) During the 60-day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Stock held by the Qualified Holder. The purchase price to be paid for any such Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 9.13(b) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

              (c) If a Qualified Holder shall fail to exercise his put option right under Section 9.13(b), the option right shall temporarily lapse upon the expiration of the 60-day period. As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Stock. The purchase price to be paid therefor shall be based on the valuation of the Stock (1) as of the Valuation Date coinciding with or next preceding the exercise of the option under this Section 9.13(c) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(3)(2) of the Code, as of the date of the transaction.

              (d) The foregoing put options under Section 9.13(b) and (c) hereof shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner.

              (e) Except as otherwise required or permitted by the Code, the put options under Section 9.13 shall satisfy the requirements of Section 54.4975-7(b) of the Regulations to the extent, if any, that such requirements apply to such put options.

       9.14   EXERCISE OF PUT OPTION.

              If a Qualified Holder exercises his put option under Section 9.13, payment for the Stock repurchased shall be made, in the case of a distribution of a Participant's entire Account within one taxable year, in substantially equal annual payments over a period beginning not later than 30 days after the exercise of the put option and exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than 30 days after such exercise.

       9.15 CHANGES TO COMPANY STOCK. If any change is made to the shares of Company Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the Plan (including the maximum number of shares issuable to any one person) and the kind and number of shares and price per share of stock subject to distribution. No fractional shares of Stock shall be issued under the Plan on account of any such adjustment, and rights to Stock shall always be limited after such an adjustment to the lower full share.

                                   ARTICLE X

                            PARTICIPATING EMPLOYERS

       10.1 EMPLOYEE TRANSFER. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

       10.2 PARTICIPATING EMPLOYER'S CONTRIBUTION. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share of the Company or Participating Employer making the contribution. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

       10.3 AMENDMENT. Amendment of this Plan by the Company at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

       10.4 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the





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
elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

       10.5 ADMINISTRATOR'S AUTHORITY. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                   ARTICLE XI

                                TOP HEAVY PLANS

       11.1 DEFINITIONS. For purposes of this Article XI, the following definitions shall apply unless the context clearly indicates otherwise:

              (a) "Aggregation Group" shall mean a group of plans consisting of all plans maintained by the Company or an Affiliated Employer in which one or more Key Employees are participants whether or not such plans are terminated and whether or not such plans are sponsored by a corporation; all other plans maintained by the Company or an Affiliated Employer that enable any plan in which a Key Employee is participating to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410(b) of the Code; and all plans of the Company or an Affiliated Employer which the Company designates as part of the Aggregation Group, provided the resulting Aggregation Group meets the coverage and non-discrimination requirements of Sections 401(a)(4) and 410(b) of the Code.

              (b) "Determination Date" shall mean the last day of the preceding Plan Year.

              (c)    "Five Percent Owner" shall have the meaning set forth in
Section 1.1(q) except that for purposes of this subsection (c) the Company and its Affiliated Employers shall not be treated as a single employer and a person's ownership interest in the Company or such Affiliated Employers shall not be aggregated.

              (d) "Key Employee" shall mean any individual who is, or was, an Employee of the Employer or an Affiliated Employer and is or was, at any time during the Plan Year ending with the Determination Date or any of the four
(4) preceding Plan Years:

                     (i) An Officer, but only if the Employee's Total Compensation exceeds fifty percent (50%) of the dollar limit set forth in
Section 415(b)(1)(A) of the Code, as adjusted for increases in the cost of living.

                     (ii) A Top Ten Owner, but only if the Employee's Total Compensation exceeds the dollar limit set forth in Section 415(b)(1)(A) of the Code, as adjusted for increases in the cost-of-living.

                     (iii)  A Five Percent Owner; or

                     (iv) A One Percent Owner whose Total Compensation exceeds $150,000. The term "Key Employee" shall also include the Beneficiary of an individual described in clauses (i) through (iv) of this Subsection (d).

              (e) "Non-Key Employee" shall mean each Employee who is not a Key Employee.

              (f) "One Percent Owner" shall have the same meaning as Five Percent Owner, except that "one percent (1%)" shall be substituted for "five percent (5%)," wherever the latter term appears in Subsection (c) of this
Section 1.1(q).

              (g) "Super Top-Heavy Plan" shall have the same meaning as "Top-Heavy Plan" except that, the phrase "ninety percent (90%)" shall be substituted for the phrase "sixty percent (60%)" wherever the latter phrase appears in Section 11.1(h).

              (h) "Top-Heavy Plan" The Plan shall be considered a Top-Heavy Plan if, as of the Determination Date:(i) the Plan is not part of an Aggregation Group and the Account balances of Key Employees participating in the Plan exceeds sixty percent (60%) of the Account balances of all Participants in the Plan; or (ii)The Plan is part of an Aggregation Group and the Account balances and present value of the accrued benefits of Key Employees participating in the Aggregation Group exceed sixty percent (60%) of the Account balances and present value of the cumulative accrued benefits of all participating employees in the Aggregation Group, as computed in each case in accordance with Section 416 of the Code. For purposes of this Subsection (h), a Participant's Account balance or accrued benefit shall not include any tax free rollover (as described in Section 402(c) or Section 408(d)(3) of the Code) or plan-to-plan transfer which (A) is made from the Plan (or, if applicable, plans which are part of the Aggregation Group) and the plan to which the tax free rollover or plan-to-plan transfer is made is an employee benefit plan which is maintained by the Company or an Affiliated Employer and the tax free rollover or plan-to-plan transfer is not initiated by the Employee or (B) is made to the Plan (or, if applicable, plans which are part of the Aggregation Group) if the plan from which the tax free rollover or plan-to-plan transfer is made is an employee benefit plan which is not maintained by the Company or an Affiliated Employer and the tax free rollover or plan-to-plan transfer is initiated by the Employee. The Account balances or accrued benefit of any Participant or Former Participant shall also include any distributions from the Plan (or, if applicable, from any plan in the Aggregation Group) made to the Participant or Former Participant or his Beneficiary during the Plan Year ending with the Determination Date and any of the four (4) preceding Plan Years. Solely for purposes of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Non-Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by Affiliated Employers, or if there is no such method, as if such benefit accrued not more rapidly than the shortest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code. For purposes of this Section 11.1(h) the accrued benefit of an individual, who has not performed any service for the employer maintaining the plan at any time during the five (5) year period ending on the Determination Date, will be excluded from the calculation to determine whether a plan is Top-Heavy.

              (i) "Top Ten Owner" shall mean one of the ten (10) Employees owning, or considered as owning, within the meaning of Section 318 of the Code, the largest interest in the Company or an Affiliated Employer. For purposes of this Subsection (i), if two Employees have the same ownership interest in the Company or an Affiliated Employer, the Employee with the greater Compensation shall be considered as owning the larger interest in the Company or an Affiliated Employer.


              (j) "Total Compensation" shall mean the Employee's compensation as defined in Section 4.5(f) of the Plan. Notwithstanding the preceding, the term "Total Compensation" shall not include any amounts in excess of $150,000 as adjusted in accordance with Section 401(a)(17)(B) and the Regulations. In determining the Total Compensation of a Participant for purposes of this limitation, with respect to Plan Years beginning prior to January 1, 1997, the aggregation rules of Section 414(q)(6) of the Code shall apply to any Participant who is a member of a family of a Five Percent Owner or a Highly Compensated Employee in the group consisting of the ten (10) employees paid the highest Total Compensation. However, in applying these rules the term "family" shall include only the spouse of the Participant and any living descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. If as a result of the application of the "family" rules the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Total Compensation as determined under this Subsection prior to the application of this limitation.

       11.2 MINIMUM CONTRIBUTIONS. For each Plan Year during which the Plan is a Top-Heavy Plan, the amount of the Employer's contributions allocated to the Account of each Non-Key Employee who has satisfied the eligibility requirements of Article III hereof, shall be an amount at least equal to the lesser of: (i)three percent (3%) of the Non-Key Employee's Total Compensation for the calendar year ending with or within the Plan Year; or (ii) a percentage which is equal to the highest percentage of Total Compensation contributed by the Company on behalf of any Key Employee.

              The amount the Company is required to contribute on behalf of each Non-Key Employee pursuant to this Section 11.2 shall be reduced by the amount of any Employer contributions made on behalf of such Non-Key Employee pursuant to Section 4.1 of the Plan or pursuant to another defined contribution plan maintained by the Company or an Affiliated Employer.

       11.3 COORDINATION WITH OTHER PLANS. Notwithstanding any other provisions of this Article XI to the contrary, the contributions to this Plan made on behalf of a Non-Key Employee by the Employer solely because of the provisions of this Article XI, shall be reduced by the amount of any contributions made by the Company or an Affiliated Employer on behalf of such Non-Key Employee to any other defined contribution plan which meets the requirements of Section 401(a) of the Code, other than employer contributions made pursuant to a cash or deferral arrangement which meets the requirements of
Section 401(k) of the Code.

       11.4 MAXIMUM BENEFITS. If, in any Limitation Year in which the Plan is a Top-Heavy Plan, a Participant also participates in one or more defined benefit plans maintained by the Company or an Affiliated Employer, then for purposes of Sections 4.5(c) and (d) respectively, the phrase "1.0" shall be substituted for the phrase "1.25" wherever the latter phrase appears. Notwithstanding the preceding, the provisions of this Section 11.4 shall not apply if the Plan is not a Super Top Heavy Plan and the Company or Affiliated Employer contributes, on behalf of each Non-Key Employee who is entitled to receive a benefit under Section 11.3, an amount at least equal to one percent (1%) of the Participant's Total Compensation for the calendar year ending with or within the Plan Year. The amount contributed on behalf of each Non-Key Employee under this Section 11.4 shall be in addition to any contribution made on his behalf pursuant to Section 11.2, but shall be reduced by the amount by which (i) any Company or Affiliated Employer contributions made on behalf of such Non-Key Employee under the Plan or any other defined contribution plan maintained by the Company or an Affiliated Employer exceed (ii) the contributions made on his behalf under Section 11.2 hereof.

       11.5   AGGREGATION OF AFFILIATED EMPLOYERS.  Except as provided in
Section 11.1(c), for purposes of this Article XI, Affiliated Employers shall be treated as if they were the Employer.










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